Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-283808) and Form S-8 (Registration Nos. 333-276026, 333-264738, 333-219487, 333-217393, 333-217393 and 333-206341) of our report dated April 15, 2025 relating to the financial statements of Air Industries Group and subsidiaries appearing in this Annual Report on Form 10-K for the year December 31, 2024.

/s/ Marcum llp

Saddle Brook, NJ

April 15, 2025